Exhibit 24 - Confirming Statement

POWER OF ATTORNEY

 I, Charles L. Goodall, a director of Arcadia Resources, Inc. (the "Corporation"), hereby authorize and designate each of Matthew R. Middendorf and Kristi Lehman, my agent and attorney-in-fact, with full power of substitution, to:

 (1)   prepare and sign on my behalf any Form 3, Form 4 or Form 5 under    Section 16 of the Securities Exchange Act of 1934 and file the same with    the Securities and Exchange Commission and each stock exchange on    which the Corporation's stock is listed;

 (2)   prepare and sign on my behalf any Form 144 Notice under the Securities    Act of 1933 and file the same with the Securities and Exchange     Commission; and

 (3)   do anything else necessary or proper in connection with the foregoing.

 This power of attorney shall remain in effect as long as I am subject to Section 16 with respect to the Corporation, and shall not be affected by my subsequent disability or incompetence.

 Dated:  March 30, 2011  Signed:  /s/ Charles L. Goodall